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                     DISTRIBUTION AGREEMENT


              ALLIANCE INSTITUTIONAL RESERVES, INC.
                   1345 Avenue of the Americas
                    New York, New York  10105



                                July 22, 1992 (as amended as
                                  of June 29, 1998)




Alliance Fund Distributors, Inc.
1345 Avenue of the Americas
New York, New York  10105

Dear Sirs:

         This is to confirm that, on the terms and conditions set forth herein, we have agreed that you shall be, for the period of this Distribution Agreement ("the Agreement"), a distributor, as our agent, for the unsold portion of such number of shares of common stock of our Fund (the "Shares") as may from time to time be effectively registered under the Securities Act of 1933, as amended (the "1933 Act").

         1. We hereby agree to offer through you as our agent, and to solicit, through you as our agent, offers to subscribe to, the unsold balance of the Shares as shall then be effectively registered under the 1933 Act, and you are appointed our agent for such purpose. All subscriptions for Shares obtained by you shall be directed to us for acceptance and shall not be binding on us until accepted by us. You shall have no authority to make binding subscriptions on our behalf. We reserve the right to sell Shares through other distributors or directly to investors through subscriptions received by us at our principal office in New York, New York. The right given to you under this agreement shall not apply to Shares issued in connection with (a) the merger or consolidation of any other investment company with us,
(b) our acquisition by purchase or otherwise of all or substantially all of the assets or stock of any other investment company or (c) the reinvestment in Shares by our shareholders of dividends or other distributions or any other offering of shares to our shareholders.




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         2.   You will use your best efforts to obtain
subscriptions to Shares upon the terms and conditions contained herein and in the then current Prospectuses and Statements of Additional Information, including the offering price. You will send to us promptly all subscriptions placed with you. We shall advise you of the approximate net asset value per share or net asset value per share (as used in the Prospectuses and Statements of Additional Information) on any date requested by you and at such other times as it shall have been determined by us. We shall furnish you from time to time, for use in connection with the offering of Shares, such other information with respect to us and the Shares as you may reasonably request. We shall supply you with such copies of our current Prospectuses and Statements of Additional Information in effect from time to time as you may request. You are not authorized to give any information or to make any representations, other than those contained in the Registration Statement, Prospectuses and Statements of Additional Information, as then in effect, filed under the 1933 Act covering Shares or which we may authorize in writing. You may use employees and agents at your cost and expense to assist you in carrying out your obligations hereunder but no such employee or agent shall be deemed to be our agent or have any rights under this Agreement.

         3. We reserve the right to suspend the offering of Shares at any time, in the absolute discretion of our Board of Directors, and upon notice of such suspension you shall cease to offer Shares hereunder.

         4. Both of us will cooperate with each other in taking such action as may be necessary to qualify Shares for sale under the securities laws of such states as we may designate. Pursuant to our Advisory Agreement dated July 22, 1992 (as amended as of June 29, 1998) with Alliance Capital Management L.P. (the "Adviser"), we will pay all fees and expenses of registering Shares under the 1933 Act and of qualification of Shares and our qualification under applicable state securities laws. You shall pay all expenses relating to your broker-dealer qualification.

         5. We represent to you that our Registration Statement, Prospectuses and Statements of Additional Information (as in effect from time to time) under the 1933 Act have been or will be, as the case may be, carefully prepared in conformity with the requirements of the 1933 Act and the rules and regulations of the Securities and Exchange Commission thereunder. We represent and warrant to you that our Registration Statement, Prospectuses and Statements of Additional Information contain or will contain all statements required to be stated therein in accordance with the 1933 Act and the rules and regulations of said Commission, and that all statements of fact contained or to be contained therein are or will be true and


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correct at the time indicated or the effective date as the case may be; that none of our Registration Statement, our Prospectuses or our Statements of Additional Information, when it shall become effective or be authorized for use, will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares. We will from time to time file such amendment or amendments to our Registration Statement, Prospectuses and Statements of Additional Information as, in the light of future developments, shall, in the opinion of our counsel, be necessary in order to have our Registration Statement, Prospectuses and Statements of Additional Information at all times contain all material facts required to be stated therein or necessary to make any statements therein not misleading to a purchaser of Shares, but, if we shall not file such amendment or amendments within fifteen days after receipt by us of a written request from you to do so, you may, at your option, terminate this Agreement immediately. We shall not file any amendment to our Registration Statement, Prospectuses or Statements of Additional Information without giving you reasonable notice thereof in advance; provided, however, that nothing contained in this agreement shall in any way limit our right to file at any time such amendments to our Registration Statement, Prospectuses or Statements of Additional Information, of whatever character, as we may deem advisable, such right being in all respects absolute and unconditional. We represent and warrant to you that any amendment to our Registration Statement, Prospectuses or Statements of Additional Information hereafter filed by us will, when it becomes effective, contain all statements required to be stated therein in accordance with the 1933 Act and the rules and regulations of said Commission, that all statements of fact contained therein will, when the same shall become effective, be true and correct and that no such amendment, when it becomes effective, will include an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares.

         6. (a) It is understood that paragraphs 6, 11 and 15 together constitute a plan of distribution (the "Plan") within the meaning of Rule 12b-1 ("Rule 12b-1") under the Investment
Company Act of 1940, as amended (the "1940 Act").

              (b) Except as may be required by the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD") and any interpretation thereof ("NASD rules and interpretations"), we will pay you each month a distribution services fee with respect to each Portfolio equal, on an annualized basis, to .10% of the aggregate average daily net assets of the Portfolio attributable to the Class B shares and
 .25% of the aggregate average daily net assets of the Portfolio


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attributable to the Class C shares.  You may spend such amounts as you deem appropriate on any activities or expenses primarily intended to result in the sale of shares of the Portfolio, including, but not limited to, compensation of your employees, compensation and expenses, including overhead and telephone and other communication expenses, of you and other broker-dealers, depository institutions and other financial intermediaries that engage in or support the distribution of shares of the Portfolio, the preparation, printing and distribution of Prospectuses, Statements of Additional Information, sales literature and advertising materials, and other promotional activities. You may, if you wish, retain all or any portion of the distribution services fees received pursuant hereto for your own purposes.
All or a portion of the distribution services fee may constitute a service fee to be used by you for personal service and/or the maintenance of shareholder accounts within the meaning of NASD rules and interpretations.

              (c) The Adviser may make payments from time to time from its own resources for the purposes described in paragraph 6(b).

              (d)  Payments to broker-dealers, depository
institutions and other financial intermediaries for the purposes set forth in paragraph 6(b) are subject to the terms and conditions of the written agreements between you and each broker-dealer, depository institution or other financial intermediary. Such agreements will be in a form satisfactory to our directors.

              (e) Our Treasurer will prepare and furnish to our directors, and our directors will review, at least quarterly, a written report complying with the requirements of Rule 12b-1 setting forth all amounts expended hereunder and the purposes for which such expenditures were made.

              (f) We are not obligated to pay any distribution expense in excess of the distribution services fee described in paragraph 6(b). The amount of distribution services fees payable by us with respect to each of the Class B shares and the Class C shares is not related directly to the amount of expenses incurred by you with respect to each such class in connection with providing distribution services, which expenses may be greater or less than such fees and we will not be obligated to reimburse you for such expenses. The distribution services fee payable by us with respect to each such class of shares may be paid in respect of services rendered and expenses borne in the past in connection with each such class of shares as to which, on account of the limitations described in paragraph 6(b), no distribution services fee was paid. The distribution services fees payable by us with respect to each such class of shares are to be paid to you until either the Plan or this Agreement is terminated or is not


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continued with respect to that class as provided in paragraph 11.
In the event this Agreement is terminated by either party or is not continued with respect to a class of shares as provided in paragraph 11 below: (i) no distribution services fees (other than current amounts accrued but not yet paid) will be owed by us to you with respect to that class, and (ii) we will not be obligated to pay you for any amounts expended hereunder not previously reimbursed by us from distribution services fees in respect of shares of such class. The distribution services fee of a particular class of shares may not be used to subsidize the sale of shares of any other class.

         7. (a) You shall have the right to enter into selected dealer agreements with securities dealers of your choice ("selected dealers") and selected agent agreements with depository institutions and other financial intermediaries of your choice ("selected agents") for the sale of shares; provided, that we shall approve the forms of agreements with selected dealers and selected agents and the selected dealer and selected agent compensation set forth therein. Shares sold to selected dealers or through selected agents shall be for resale by such selected dealers and for sale through such selected agents only at the public offering price set forth in the Prospectuses and/or Statements of Additional Information.

              (b) Within the United States, you shall offer and sell shares only to such selected dealers as are members in good standing of the NASD.

         8. We agree to indemnify, defend and hold you, and any person who controls you within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which you or any such controlling person may incur, under the 1933 Act, or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in our Registration Statement, Prospectuses or Statements of Additional Information in effect from time to time under the 1933 Act or arising out of or based upon any alleged omission to state a material fact required to be stated in any one thereof or necessary to make the statements in any one thereof not misleading; provided, however, that in no event shall anything herein contained be so construed as to protect you against any liability to us or our security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence, in the performance of your duties, or by reason of your reckless disregard of your obligations and duties under this agreement. Our agreement to indemnify you and any such controlling person as aforesaid is expressly conditioned


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upon our being notified of any action brought against you or any such controlling person, such notification to be given by letter or by telegram addressed to us at our principal office in New York, New York, and sent to us by the person against whom such action is brought within ten days after the summons or other first legal process shall have been served. The failure to so notify us of any such action shall not relieve us from any liability which we may have to the person against whom such action is brought by reason of any such alleged untrue statement or omission otherwise than on account of our indemnity agreement contained in this paragraph 8. We will be entitled to assume the defense of any suit brought to enforce any such claim, and to retain counsel of good standing chosen by us and approved by you. In the event we do elect to assume the defense of any such suit and retain counsel of good standing approved by you, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case we do not elect to assume the defense of any such suit, or in case you do not approve of counsel chosen by us, we will reimburse you or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by you or them. Our indemnification agreement contained in this paragraph 8 and our representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you or any controlling person and shall survive the sale of any of the Shares made pursuant to subscriptions obtained by you. This agreement of indemnity will inure exclusively to your benefit, to the benefit of your successors and assigns, and to the benefit of any controlling persons and their successors and assigns. We agree promptly to notify you of the commencement of any litigation or processing against us in connection with the issue and sale of any Shares.

         9. You agree to indemnify, defend and hold us, our several officers and directors, and any person who controls us within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities, and expenses (including the cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which we, our officers or directors, or any such controlling person may incur under the 1933 Act or under common law or otherwise, but only to the extent that such liability, or expense incurred by us, our officers or directors or such controlling person resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished in writing by you to us for use in our Registration Statement, Prospectuses or Statements of Additional Information in effect from time to time under the 1933 Act, or shall arise out of or be based upon any alleged omission to state


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a material fact in connection with such information required to be stated in the Registration Statement, Prospectuses or Statements of Additional Information or necessary to make such information not misleading. Your agreement to indemnify us, our officers and directors, and any such controlling person as aforesaid is expressly conditioned upon your being notified of any action brought against us, our officers or directors or any such controlling person, such notification to be given by letter or telegram addressed to you at your principal office in New York, New York, and sent to you by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. You shall have a right to control the defense of such action, with counsel of your own choosing, satisfactory to us, if such action is based solely upon such alleged misstatement or omission on your part, and in any other event you and we, our officers or directors or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action.
The failure to so notify you of any such action shall not relieve you from any liability which you may have to us, to our officers or directors, or to such controlling person by reason of any such untrue statement or omission on your part otherwise than on account of your indemnity agreement contained in this paragraph 9.

         10.  We agree to advise you immediately:

              (a)  of any request by the Securities and Exchange
Commission for amendments to our Registration Statement, Prospectuses or Statements of Additional Information or for additional information,

              (b) in the event of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of our Registration Statement, Prospectuses or Statements of Additional Information or the initiation of any proceedings for that purpose,

              (c) of the happening of any material event which makes untrue any statement made in our Registration Statement, Prospectuses or Statements of Additional Information or which requires the making of a change in any one thereof in order to make the statements therein not materially misleading, and

              (d) of all action of the Securities and Exchange Commission with respect to any amendments to our Registration Statement, Prospectuses or Statements of Additional Information which may from time to time be filed with the Securities and Exchange Commission under the 1933 Act or the 1940 Act.




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         11.  (a)  This Agreement shall become effective on the
date hereof, shall remain in effect until December 31, 1998 and shall continue in effect thereafter with respect to a class of shares of a Portfolio so long as its continuance with respect to that class is specifically approved annually by our directors or by vote of the holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of that class, and, in either case, by a majority of our directors who are not parties to this Agreement or interested persons (as defined in the 1940
Act) of any such party (other than as our directors) and who have no direct or indirect financial interest in the operation of the Plan or any agreement related thereto; provided, however, that if the continuation of this Agreement is not approved as to a class or a Portfolio, you may continue to render to such class or Portfolio the services described herein in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder. Upon effectiveness of this Agreement, it shall supersede all previous agreements between the parties hereto covering the subject matter hereof. This Agreement may be terminated (i) by us with respect to any class or Portfolio at any time, without the payment of any penalty, by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of such class or Portfolio, or by a vote of a majority of our directors who are not interested persons (as defined in the 1940 Act) of any such party (other than as our directors) and have no direct and indirect financial interest in the operation of the Plan or any agreement related thereto, in any such event on sixty days' written notice to you; provided, however, that no such notice shall be required if such termination is stated by us to relate only to paragraphs 6 and 15 (in which event paragraphs 6 and 15 shall be deemed to have been severed herefrom and all other provisions of this Agreement shall continue in full force and effect), or (ii) by you with respect to any class or Portfolio on sixty days' written notice to us.

              (b) This Agreement may be amended at any time with the approval of our directors, provided that (i) any material amendments of the terms hereof will become effective only upon approval as provided in the first sentence of paragraph 11(a), and (ii) any amendment to increase materially the amount to be expended for distribution services fees pursuant to paragraph 6(b) will be effective only upon the additional approval by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the class or Portfolio affected.

         12. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by either party hereto, and this Agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge. The terms "transfer", "assignment", and "sale" as used in this paragraph shall have the meanings ascribed thereto by


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governing law and any interpretation thereof contained in rules or regulations promulgated by the Securities and Exchange
Commission thereunder.

         13. Except to the extent necessary to perform your obligations hereunder, nothing herein shall be deemed to limit or restrict your right, or the right of any of your officers, directors or employees who may also be a director, officer or employee of ours, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

         14. Notice is hereby given that this Agreement is entered into on our behalf by an officer of our Fund in his capacity as an officer and not individually and that the obligations of or arising out of this Agreement are not binding upon any of our directors, officers, shareholders, employees or agents individually but are binding only upon the assets and property of our Fund.
































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         15.  While this Agreement is in effect, the selection
and nomination of our directors who are not "interested persons"
(as defined in the 1940 Act) of our Fund will be committed to the discretion of such disinterested directors.

         If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

                        Very truly yours,

                        ALLIANCE INSTITUTIONAL RESERVES, INC.


                        By /s/ Ronald M. Whitehill
                          ---------------------------
                          President


Accepted as amended as of June 29, 1998

ALLIANCE FUND DISTRIBUTORS, INC.


By /s/ Edmund P. Bergan, Jr.
  --------------------------------
  Senior Vice President



ALLIANCE CAPITAL MANAGEMENT L.P.

By Alliance Capital Management Corporation, general partner


By /s/ John D. Carifa
  -----------------------------------
  President & Chief Operating Officer













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